UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2011

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Offerings of Common Stock and Convertible Notes

On April 6, 2011, A123 Systems, Inc. (the “Company”) issued and sold 18,000,000 shares of its common stock, par value $0.001 per share, and $125,000,000 aggregate principal amount of 3.75% convertible subordinated notes due 2016 (the “convertible notes”) pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-173122) (as amended, the “Registration Statement”).  The net proceeds from the offerings, after deducting the underwriting discounts and commissions and estimated offering expenses, totaled approximately $223.3 million.  The Company intends to use the net proceeds from the offerings for general corporate purposes.

Base Indenture and Supplemental Indenture

The convertible notes were issued pursuant to a base indenture, dated as of April 6, 2011 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of April 6, 2011 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The convertible notes will bear interest at a rate of 3.75% per annum, which shall be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2011.  The convertible notes will mature on April 15, 2016.

Holders may surrender their convertible notes, in integral multiples of $1,000 principal amount, for conversion any time prior to the close of business on the third business day immediately preceding the maturity date.  Upon conversion, the Company will deliver shares of common stock at an initial conversion rate of 138.8889 shares of the Company’s common stock for each $1,000 principal amount of convertible notes (equivalent to an initial conversion price of approximately $7.20 per share of the Company’s common stock).  Such conversion rate is subject to adjustment in certain events.

If the Company undergoes a fundamental change, as defined in the prospectus supplement relating to the convertible notes, holders may require the Company to repurchase all or a portion of their convertible notes for cash at a price equal to 100% of the principal amount of the convertible notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date.

The convertible notes are the Company’s general unsecured subordinated obligations, will be subordinated to all of the Company’s future senior and senior subordinated indebtedness and will rank equally with all of the Company’s future subordinated indebtedness.  The convertible notes will be structurally subordinated to all present and future debt and other liabilities and commitments (including trade payables) of the Company’s subsidiaries.  The convertible notes will also be effectively subordinated to the Company’s present and future secured debt, if any, to the extent of the value of the assets securing such debt.

The other relevant terms of the convertible notes are described in the section entitled “Description of the Convertible Notes” in the prospectus supplements, dated March 31, 2011, filed with the Securities and Exchange Commission by the Company on April 4, 2011 and April 6, 2011 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Convertible Notes Prospectus Supplement”), and in the section entitled “Description of Debt Securities” of the base prospectus, dated March 28, 2011, included in the Registration Statement.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Supplemental Indenture (including a form of the convertible note) is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.  The descriptions of the Base Indenture, the Supplemental Indenture and the convertible notes in this report are summaries and are qualified in their entirety by the terms of the Base Indenture, the Supplemental Indenture and the form of the convertible note, respectively.  The Base Indenture and the Supplemental Indenture are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

Item 7.01 Regulation FD Disclosure.

Pricing Press Release

On April 1, 2011, the Company issued a press release announcing that it had priced the common stock and convertible notes offerings discussed in Item 1.01.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.  By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 8.01.  Other Events

Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event

Due to a transcription error, the table below replaces in its entirety the table under the caption “Description of the Convertible Notes—Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event” in the Convertible Notes Prospectus Supplement filed on April 4, 2011.

	Stock Price
Effective Date	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00	$12.00	$14.00	$16.00	$18.00	$20.00
April 6, 2011	27.7777	23.9832	17.0563	12.2884	8.9090	6.4620	4.6624	2.3195	0.9973	0.2750	0.0000
April 15, 2012	27.7777	24.3852	17.0303	12.0530	8.5887	6.1250	4.3438	2.0763	0.8387	0.1924	0.0000
April 15, 2013	27.7777	24.0362	16.2897	11.1899	7.7386	5.3540	3.6759	1.6225	0.5600	0.0623	0.0000
April 15, 2014	27.7777	22.4488	14.3904	9.3326	6.0873	3.9610	2.5458	0.9355	0.1925	0.0000	0.0000
April 15, 2015	27.7777	18.1166	10.0874	5.6288	3.1444	1.7401	0.9268	0.1489	0.0000	0.0000	0.0000
April 15, 2016	27.7777	3.9682	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Underwriting Agreements

In connection with the offerings discussed in Item 1.01, the Company entered into an underwriting agreement, dated March 31, 2011 (the “Common Stock Underwriting Agreement”), with Deutsche Bank Securities and Goldman, Sachs & Co., as representatives for the several underwriters listed on Schedule II thereto (the “Underwriters”), and an underwriting agreement, dated March 31, 2011 (the “Convertible Notes Underwriting Agreement” and, together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”), with the Underwriters.  Pursuant to the Underwriting Agreements, the Company sold the common stock and convertible notes described in Item 1.01 to the Underwriters.

Pursuant to the Common Stock Underwriting Agreement, the Company granted the Underwriters an option to purchase an additional 2,700,000 shares of common stock at the public offering price less underwriting discounts and commissions.  Pursuant to the Convertible Notes Underwriting Agreement, the Company granted the

Underwriters an option to purchase an additional $18,750,000 aggregate principal amount of convertible notes, to the extent the Underwriters sell more than $125,000,000 in principal amount of convertible notes, at the public offering price less underwriting discounts and commissions.

The Common Stock Underwriting Agreement is filed as Exhibit 1.1 and the Convertible Notes Underwriting Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K, and the descriptions of the terms of each Underwriting Agreement are qualified in their entirety by reference to such exhibits.  Each Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Legal Opinion Letters

In connection with the offerings discussed in Item 1.01, legal opinion letters of Latham & Watkins LLP regarding the validity of the common stock and convertible notes are filed as Exhibit 5.1 and Exhibit 5.2 to this Current Report on Form 8-K.  Each legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Document Description

1.1	Common Stock Underwriting Agreement, dated March 31, 2011, between the Company and the Underwriters.

1.2	Convertible Notes Underwriting Agreement, dated March 31, 2011, between the Company and the Underwriters.

4.1	Indenture, dated April 6, 2011, between the Company and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated April 6, 2011, between the Company and U.S. Bank National Association, as trustee (including a form of 3.75% Convertible Subordinated Note due 2016).

5.1	Opinion of Latham & Watkins LLP, dated April 6, 2011.

5.2	Opinion of Latham & Watkins LLP, dated April 6, 2011.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

99.1	Press Release, dated April 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: April 6, 2011	By:	/ S / Eric J. Pyenson
Eric J. Pyenson
Vice President and General Counsel